                                                                   EXHIBIT 99.10
                               OFFER TO EXCHANGE
                         CASH OR SHARES OF COMMON STOCK
                                       OF

                                   PEOPLESOFT
                             WITH A VALUE EQUAL TO
             $7.05 PLUS 0.43 OF A SHARE OF PEOPLESOFT COMMON STOCK,
                   AT YOUR ELECTION AND SUBJECT TO PRORATION
                                      FOR

                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                             J.D. EDWARDS & COMPANY

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY, JULY 17, 2003, UNLESS EXTENDED.

                                                                   June 19, 2003

To Our Clients:

     Enclosed for your consideration are the Prospectus, dated June 19, 2003 (the "Prospectus"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") in connection with the offer by Jersey Acquisition Corporation ("Acquisition Sub"), a Delaware corporation and a wholly owned subsidiary of PeopleSoft, Inc., a Delaware corporation ("PeopleSoft," and together with Acquisition Sub, the "Acquiror") to exchange each outstanding share of common stock , par value $0.001 per share (the "Common Stock"), and the associated stock purchase rights (the "Rights," and together with the Common Stock, the "J.D. Edwards Shares") of J.D. Edwards & Company, a Delaware corporation ("J.D. Edwards") for cash and a fraction of a share of PeopleSoft common stock and the associated stock purchase rights ("PeopleSoft Common Stock") with a value equal to $7.05 plus 0.43 of a share of PeopleSoft Common Stock, allocated by prorating the cash and shares available in the Offer among the elections made. Holders of J.D. Edwards Shares who tender but do not make an election will receive an allocation of the remaining cash and stock, for a combination of cash and stock, after allocating the cash and stock among the elections made in the Offer.

     The Offer is being made in connection with the Amended and Restated Agreement and Plan of Merger and Reorganization, dated as of June 16, 2003, by and among PeopleSoft, Acquisition Sub and J.D. Edwards (the "Merger Agreement"). The Merger Agreement provides, among other things, that following the completion of the Offer and the satisfaction or waiver, if permissible, of all conditions set forth in the Merger Agreement and in accordance with the Delaware General Corporation Law, Acquisition Sub will be merged with and into J.D. Edwards (the "Merger"), with J.D. Edwards surviving the Merger as a wholly owned subsidiary of PeopleSoft.

     WE ARE THE HOLDER OF RECORD (DIRECTLY OR INDIRECTLY) OF J.D. EDWARDS SHARES HELD FOR YOUR ACCOUNT. A TENDER OF SUCH J.D. EDWARDS SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE ENCLOSED LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER J.D. EDWARDS SHARES HELD BY US FOR YOUR ACCOUNT.

     We request instructions as to whether you wish us to tender any or all of the J.D. Edwards Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer.

     Your attention is invited to the following:

          1. You may make an election to receive the offer consideration all in cash or all in stock, and you will receive, on a per share basis, cash, a fraction of a share of PeopleSoft common stock, or a combination of cash and stock, in each case having a value of $7.05 plus 0.43 of a share of PeopleSoft common stock, allocated by prorating the cash and shares available in the offer among the elections made. If you tender your shares but fail to make an election you will receive an allocation of the remaining cash and stock, or a combination of cash and stock, after allocation of the cash and stock among the elections made in the Offer.

          2. The Offer is being made for all outstanding J.D. Edwards Shares.

          3. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, July 17, 2003, unless the Offer is extended.

          4. The Offer is conditioned upon, among other things, (1) there being, validly tendered and not properly withdrawn prior to the expiration of the Offer, at least a majority of the outstanding J.D. Edwards Shares on a modified fully diluted basis, and (2) the expiration or termination of any and all waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and similar statutes or regulations of foreign jurisdictions applicable to the Offer and the Merger. The Offer is subject to various other conditions set forth in the Prospectus, which you should review in detail. The Offer is not conditioned upon PeopleSoft or Acquisition Sub obtaining financing.

          5. The J.D. Edwards board of directors has (1) determined that the Offer, the Merger and the Merger Agreement are fair to, and in the best interests of, the J.D. Edwards stockholders, (2) approved the Offer, the Merger and the Merger Agreement, and (3) recommends that the J.D. Edwards stockholders accept the Offer and tender their J.D. Edwards Shares pursuant thereto.

          6. Stockholders who fail to complete and sign the Substitute Form W-9 may be subject to a required federal backup withholding tax and 28% of any reportable payments to such stockholder or other payee may be withheld pursuant to the Offer.

     The Offer is made solely by the Prospectus and the related Letter of Transmittal and any supplements and amendments thereto. Except as disclosed in the Prospectus, PeopleSoft and Acquisition Sub are not aware of any state in which the making of the Offer or the acceptance of J.D. Edwards Shares pursuant to the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If PeopleSoft or Acquisition Sub becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of J.D. Edwards Shares pursuant to the Offer, PeopleSoft and Acquisition Sub will make a good faith effort to comply with any such state statute. If, after such good faith effort, PeopleSoft and Acquisition Sub cannot comply with any such state statute, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of J.D. Edwards Shares residing in any such jurisdiction. In any jurisdiction in which the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of PeopleSoft and Acquisition Sub by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

     If you wish to have us tender any or all of your J.D. Edwards Shares, please so instruct us by completing, executing and returning to us the instruction form set forth on the reverse side of this letter. An envelope to return your instruction form to us is enclosed. If you authorize the tender of your J.D. Edwards Shares, all your J.D. Edwards Shares will be tendered unless otherwise specified on the reverse side of this letter. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN SUFFICIENT TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION DATE.

                        INSTRUCTIONS WITH RESPECT TO THE
                               OFFER TO EXCHANGE
                         CASH OR SHARES OF COMMON STOCK
                                       OF

                                   PEOPLESOFT
                             WITH A VALUE EQUAL TO
             $7.05 PLUS 0.43 OF A SHARE OF PEOPLESOFT COMMON STOCK,
                   AT YOUR ELECTION AND SUBJECT TO PRORATION
                                      FOR
                     EACH OUTSTANDING SHARE OF COMMON STOCK
                                       OF

                             J.D. EDWARDS & COMPANY

                 PURSUANT TO THE PROSPECTUS DATED JUNE 19, 2003

     The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus dated June 19, 2003 (the "Prospectus") and the related Letter of Transmittal in connection with the offer by the Acquiror to exchange each outstanding share of common stock , par value $0.001 per share (the "Common Stock"), and the associated stock purchase rights (the "Rights," and together with the Common Stock, the "J.D. Edwards Shares") of J.D. Edwards & Company, a Delaware corporation ("J.D. Edwards") for cash or shares of PeopleSoft common stock ("PeopleSoft Common Stock") with a value equal to $7.05 plus 0.43 of a share of PeopleSoft Common Stock, at the election of the holders of J.D. Edwards Shares and subject to proration, upon the terms and subject to the conditions of the Offer.

     This will instruct you to tender the number of J.D. Edwards Shares indicated below, for the consideration elected below, subject to proration, (or if no number is indicated below, all J.D. Edwards Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

Account Number:
------------------------------
Total Number of J.D. Edwards Shares to be       Consideration Election (check only one):
Tendered*:
                                                         ------ cash
----------------------- shares of Common                 ------ PeopleSoft Common Stock
  Stock

    Dated: ------------------------, 2003

SIGN HERE

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SIGNATURE(S)

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PLEASE PRINT

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ADDRESS

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AREA CODE AND TELEPHONE NUMBER

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TAX IDENTIFICATION OR SOCIAL SECURITY NUMBER(S)
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* Unless otherwise indicated, it will be assumed that all J.D. Edwards Shares held by us for your account are to be tendered.
                         PLEASE RETURN THIS FORM TO THE
                    BROKERAGE FIRM MAINTAINING YOUR ACCOUNT
                                        3